EXHIBIT 99.1

FROM:	BALLY TOTAL FITNESS HOLDING CORP. 8700 West Bryn Mawr Ave. Chicago, IL 60631 www.BallyFitness.com Contact: Jon Harris - Tel.(773)864-6850 Vice President, Media Development & Communications

MWW GROUP Public Relations - Tel.(201)964-2443 Contact: Joe Cohen jcohen@mww.com

FOR IMMEDIATE RELEASE

BALLY TOTAL FITNESS APPOINTS ERIC LANGSHUR
TO THE BOARD OF DIRECTORS

CHICAGO, December 17, 2004 – Bally Total Fitness Holding Corporation (NYSE: BFT), North America’s leader in health and fitness products and services, announced today that Eric Langshur has been appointed to the Company’s Board of Directors, effective immediately.

“Eric is an excellent addition to the Company’s Board of Directors,” said Paul Toback, chairman, CEO and president, Bally Total Fitness. “He has an exceptional background in business and finance along with a particular expertise in corporate turnarounds. I look forward to taking advantage of his knowledge and experience, and working closely with him as we move forward with Bally’s turnaround.”

Eric Langshur is the founder and CEO of TLContact, Inc., a privately held company that delivers innovative patient communications and education services to the healthcare industry. Prior to starting TLContact in 2000, he served as President of Bombardier Aerospace, CAS, where he lead commercial aerospace service operations for a world leader in the design and manufacture of innovative aviation products and services for the business, regional and amphibious aircraft markets. Before Bombardier, Mr. Langshur spent 13 years with United Technologies Corporation, where he held a variety of senior management and turnaround positions at Hamilton Sundstrand, Pratt & Whitney and UTC’s corporate office.

Mr. Langshur holds an MBA from Columbia University and a BSc from the University of New Brunswick in Finance and Information Systems.

About Bally Total Fitness

Bally Total Fitness is the largest and only nationwide commercial operator of fitness centers, with approximately four million members and approximately 440 facilities located in 29 states, Mexico, Canada, China, Korea and the Caribbean under the Bally Total Fitness(R), Crunch Fitness(SM), Gorilla Sports(SM), Pinnacle Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada(R) brands. With an estimated 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers. For more information, visit http://www.ballyfitness.com.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the SEC investigation and Bally’s internal investigation, including review and restatement of its previously announced or filed financial results; the audit of the restated financial statements; Bally’s ability to secure consents under its debt instruments, including waivers of existing and future reporting covenant defaults under its public note indentures; the identification of one or more other issues that require restatement of one or more prior period financial statements; the communication by Bally’s management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in prior filings of the Company with the Securities and Exchange Commission.

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